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                                                                  EXECUTION COPY




                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             THINK NEW IDEAS, INC.,

                                 ENVISION GROUP,

                                  JAMES HARTLEY

                                       AND

                                  PAUL ASHCRAFT







                                 MARCH 10, 1999









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                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of this 10th day of March, 1999, by and among THINK New Ideas, Inc., a Delaware corporation ("THINK"), Envision Group, a California general partnership (the "Partnership"), and Jim Hartley and Paul Ashcraft (each individually referred to hereinafter as a "Partner" and collectively referred to hereinafter as the "Partners").

                                   WITNESSETH:

         WHEREAS, James Hartley owns fifty percent (50%) of the partnership interests in the Partnership;

         WHEREAS, Paul Ashcraft owns fifty percent (50%) of the partnership interests in the Partnership;

         WHEREAS, the Partnership and Jim Hartley and Paul Ashcraft, as the sole Partners of the Partnership, each desire to sell, assign, transfer and convey to THINK all of the assets of the Partnership, pursuant to the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, it is the desire of THINK to purchase, obtain and acquire from the Partnership all of the assets of the Partnership, pursuant to the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Board of Directors of THINK and the Partners, respectively, deem it advisable and in the best interests of THINK (and its stockholders) and the Partnership (and the Partners) that THINK purchase the assets of the Partnership (the "Asset Purchase") pursuant to the terms of this Agreement and the applicable provisions of the laws of the States of Delaware and California; and

         WHEREAS, the Partners, as the only Partners of the Partnership entitled to vote on the Asset Purchase, have unanimously voted in favor of the Asset Purchase.

         NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:


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                                    ARTICLE I

                                TERMS OF PURCHASE

                          PURCHASE, SALE AND ASSUMPTION

         1.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, the Partnership hereby agrees to sell, assign, transfer and convey to THINK, and THINK hereby agrees to purchase, obtain and acquire from the Partnership on the Closing Date (hereinafter defined), free and clear of any and all liens, claims and encumbrances (other than those that are disclosed to THINK in the schedules attached hereto), all of the right, title and interest in and to the tangible and intangible assets of the Partnership, wherever located, used or held for use by the Partnership in connection with its current business (the "Business"), as reflected on the balance sheet of the Partnership at February 22, 1999 and as thereafter acquired through the date hereof (collectively referred to herein as the "Assets"), including but not limited to and without duplication:

                  (a) Inventory. All inventory, including raw materials, works in process, finished works, goods, office supplies, and other supplies;

                  (b) Products. The concept, design and all proprietary knowledge relating to all products currently or heretofore produced by the Partnership or at any stage of development by the Partnership, and all software products owned, licensed or under development by the Partnership, including without limitation any and all source and object codes, binaries, databases, supplements, modifications, ports to hardware platforms, updates, corrections and enhancements to past and current versions of such products (collectively, the "Products");

                  (c) Intellectual Property. All Intellectual Property assets (as defined in Section 3.1(i) of this Agreement);

                  (d) Tools. The design and development tools and scripts, and modifications and additions to such tools and scripts, which were or are used in the development, operation or maintenance of the Products, including without limitation any and all source and object codes, binaries, supplements, modifications, updates, corrections and enhancements to past and current versions of such tools and scripts and versions of such tools and scripts under development, and any and all related back-up and archival media;

                  (e) Accounts Receivable. All accounts receivable of the Partnership, including all notes receivable of the Partnership, provided, however, that it is understood that accounts receivable payments received by the Partnership subsequent to February 22, 1999 have been applied in the ordinary course of business to pay accountants payable which have become due during such period and ordinary expenses of the Business as the same have become due during such period;


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                  (f) Records.  All books,  records,  files,  invoices and other similar data relating to the Assets, any and all information contained therein and/or thereon, in any form, including all software and electronic and/or computer storage devices;

                  (g) Contract Rights. All rights, privileges and entitlements of the Partnership under any and all contracts, agreements, understandings, concessions, commitments, licenses, and leases to which the Partnership is a party (the "Leases") which relate to the operation of the Business (the "Assigned Contracts");

                  (h) Guarantees. All guarantees, warranties, indemnities and similar rights in favor of the Partnership with respect to the Assets;

                  (i)  Advertising.   All  advertising   literature,   packaging
materials (including inserts) and catalogs used in the Business;

                  (j) Expenses and Claims. All prepaid expenses and all rights, claims, credits, causes of action or rights of set-off of the Partnership against third persons relating to the Assets, including without limitation, unliquidated rights under manufacturers' and vendors' warranties;

                  (k) Business Items. All machinery, equipment (including, without limitation, computers and test, office and manufacturing equipment), furniture, furnishings, fixtures, vehicles, tools, spare parts and similar property owned, leased, operated, managed or otherwise used by the Partnership;

                  (l) Governmental Authorizations. All approvals, consents, licenses, permits, waivers, certifications, endorsements, qualifications, or other authorizations issued, granted, given, or otherwise made available to the Partnership by or under the authority of any local, state, or federal governmental body; and

                  (m) Miscellaneous Items. The goodwill of the Business and all cash on hand, net credit balances of bank deposits and accounts, including demand time and savings balances with commercial and other depository institutions, subject to the payments made under Section 1.1(e) above.

         1.2 Purchase Price. In consideration of and in exchange for the Partnership's sale, assignment, transfer and conveyance of the Assets, THINK hereby agrees to issue to the Partnership shares of common stock of THINK (the "Common Stock") and to pay any cash required hereunder as follows:

                  (a) Initial Payment. On the Closing Date (as such term is hereinafter defined), THINK shall issue to the Partnership shares of Common Stock having an aggregate value equal to Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Initial Payment"). The number of shares of Common Stock issuable to the Partnership on the Closing Date (as hereinafter defined) shall be determined by dividing: (i) the Initial Payment; by (ii) the average of the closing transaction price per share of Common Stock for the five (5) trading days ending on the second business day prior to the Closing Date (as hereinafter defined) as quoted by the

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Nasdaq  National  Market System  ("Nasdaq") or such other  exchange or quotation bureau on which THINK's securities are then traded or listed for quotation; and

                  (b) Contingent Payment. On March 1, 2000 (the "Contingent Payment Date"), THINK shall issue to the Partnership shares of Common Stock (the "Contingent Shares") having an aggregate value equal to twice the revenues generated by the division of THINK operated by the Partners (the "Envision Operations") for the period from January 1, 1999 through December 31, 1999 (the "1999 Revenues") less Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Contingent Payment"). By way of example, if the 1999 Revenues are $4,000,000, then the Contingent Payment is $4,500,000, which is ($4,000,000 times 2) less $3,500,000. The number of Contingent Shares issuable on the Contingent Payment Date shall be determined by dividing: (i) the Contingent Payment by the average of the closing transaction price per share of Common Stock for the five (5) trading days ending on the second business day prior to the Contingent Payment Date as quoted by Nasdaq or such other exchange or quotation bureau on which THINK's securities are then traded or listed for quotation. Upon the request of the Partners, THINK shall pay to the Partnership (for distribution to the Partners) up to $500,000 of the Contingent Payment in cash (the "Contingent Cash") which amount is intended to cover all or a portion of the aggregate increase in the tax liabilities of the Partners for the taxable year ending in 1999 resulting from the issuance to the Partnership (and subsequent distribution, if any, to the Partners) of the Common Stock. Such payment of Contingent Cash shall be made at such time as the Partnership files (or the Partners file, as the case may be) the appropriate tax forms with the Internal Revenue Service. Notwithstanding any of the foregoing, the aggregate value of the Initial Payment and the Contingent Payment deliverable by THINK shall not exceed Nine Million Dollars ($9,000,000). The Contingent Shares issuable on the Contingent Payment Date shall be reduced to prevent any such excess. For purposes hereof, the term "Revenues" shall mean all fees, commissions, and compensation, determined in accordance with generally accepted accounting principals, earned by the Envision Operations during the applicable period.

                  (c) Revenue Determination. In the event that THINK shall not have determined the 1999 Revenues by January 31, 2000 or there shall be a good faith dispute of the calculation of 1999 Revenues by the Partners, then the matter shall be submitted for resolution to an independent arbitrator mutually agreed upon in good faith between THINK, on the one hand, and the Partners, on the other hand, pursuant to binding arbitration in accordance with the American Arbitration Association's rules for resolution of commercial disputes. There shall be only one arbitrator and the site of the arbitration shall be Los Angeles, California.

                  (d) Interest. In the event that the Contingent Payment has not been delivered to the Partners by the Contingent Payment Date (exclusive of the cash portion of such payment which shall be deliverable as set forth in Section
1.2 (b) above), THINK shall be required to pay interest on the amount of the Contingent Payment not so paid at the rate of ten percent (10%) per annum until such time as the Contingent Payment is delivered to the Partners in full; provided, however, that in the event that determination of the 1999 Revenues shall have been submitted to and is pending in arbitration on the Contingent Payment Date, the Company shall pay any undisputed amount of the Contingent Payment and interest shall not begin to accrue or become payable on the amount of the Contingent Payment in dispute until such time as a final


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determination of 1999 Revenues shall have been made and conveyed to THINK by the arbitrators.

                  (e) Conflicts of Interest. Attached hereto as Schedule 1.2(e) is a list of revenue projections prepared by the Partnership with respect to each of its clients (the "Projections"). In the event that a conflict of interest (as hereinafter defined) arises in connection with representation or proposed representation of a client of the Partnership (the "Partnership Client") and an existing or new client of THINK and THINK directs or otherwise requires that the relationship with the Partnership Client be terminated or the Partnership Client terminates its relationship with THINK as a result of such conflict of interest, then, with respect to determination of 1999 Revenues, the revenues projected for such Partnership Client in the Projections shall be deemed to be the revenue of such client generated by the Envision Operations for the period from January 1, 1999 through December 31, 1999 and shall thereby be credited as and counted toward 1999 Revenues in the calculation of the Contingent Payment.

         1.3 Assumption of Obligations and Liabilities. THINK does not assume, agree to perform or discharge, or indemnify the Partnership against or otherwise have any responsibility for any obligations of the Partnership except for liabilities or obligations arising out of the Assigned Contracts, including the Leases, and the accounts payable of the Partnership reflected on the February 22, 1999 Balance Sheet referred to in Section 1.1 above, as the same shall have been reduced by payments permitted under Section 1.1(e). The liabilities and obligations assumed by THINK pursuant to the foregoing are hereinafter referred to as the "Assumed Liabilities." Except for the Assumed Liabilities, THINK does not assume, agree to perform or discharge, or indemnify the Partnership against or otherwise have any responsibility for any other liabilities or obligations of the Partnership whatsoever, fixed or contingent, and whether arising prior to, on or after the Closing Date (as hereinafter defined).

         1.4 Registration Rights. For a period of one (1) year following the issuance of each of: (a) the shares of Common Stock on the Closing Date (as hereinafter defined); and (b) the Contingent Shares on the Contingent Payment Date, with respect to the shares of Common Stock issued on the Closing Date and the Contingent Shares, respectively, in the event that THINK proposes to file a registration statement relating to the sale by it of shares of its Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), THINK shall so notify each Partner of its intention and shall, upon the request of the Partners, include in such registration statement an amount of shares of Common Stock owned by the Partners on a pro rata basis among the holders of other shares of Common Stock eligible for inclusion therein; provided however, that such pro rata allocation shall not affect the number of shares of Common Stock or other securities being included in such registration statement by THINK. The rights conferred herein shall be subject in all respects to the approval of the underwriter in the event that the subject registration statement relates to an underwritten offering. Notwithstanding anything else set forth herein to the contrary, THINK shall not be required to include the shares of Common Stock owned by the Partners in a registration statement it proposes to file (and shall not be required to notify the Partners) if the registration statement relates to a financing transaction which is consummated by THINK within six months of the Closing Date.

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         1.5  Restrictions on Resale of THINK Stock.  The shares of Common Stock issuable pursuant to this Agreement may not be sold, assigned, pledged, hypothecated or transferred or any interest therein conveyed to any other person, except in accordance with the registration provisions of the federal and state securities laws or an applicable exemption therefrom, and the certificates representing such shares of Common Stock shall contain an appropriate legend to that effect.

                                   ARTICLE II

                                     CLOSING

         2.1 Closing. Subject to the terms and conditions set forth herein, the closing (the "Closing") of the Asset Purchase shall take place at the law offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. in Los Angeles, California, simultaneously with the execution of this Agreement, or at such other place, time and date as the parties hereto may agree (the "Closing Date").

         2.2 Delivery of Instruments. The following events shall occur and documents, instruments and other materials shall be executed and delivered on or prior to the Closing Date:

                  (a) Instruments of Transfer. The Partnership shall execute and deliver to THINK such bills of sale, assignments, endorsements, and other instruments and documents reasonably satisfactory in form and substance to THINK and its counsel as shall be effective to vest in THINK on the Closing Date good and marketable title to the Assets (or, as to the Property (as hereinafter defined) and Leases, good and valid leasehold interests therein), free and clear of any and all adverse claims, mortgages, pledges, liens, charges, security interests or other rights, interests or encumbrances, other than those which constitute Assumed Liabilities. All such instruments of transfer and any other agreement, certificate or other document delivered by the Partnership, THINK or their respective representatives in connection with this Agreement or consummation of the transactions contemplated hereby may be hereinafter referred to as the "Ancillary Documents."

                  (b) Stock Certificates. THINK shall deliver to the Partnership certificates representing the shares of Common Stock issuable on the Closing Date.

                  (c) Employment Agreements. THINK and each of Paul Ashcraft and Jim Hartley shall execute and deliver employment agreements, substantially in the form set forth on Exhibit 2.1(c) hereto, providing for each Partner's employment with THINK (the "Employment Agreements").

                  (d) Non-Competition. As an inducement for THINK to enter into this Agreement and as additional consideration for payment of the purchase price hereunder, each of

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the  Partners  has agreed to be  subject to and be bound by the  non-competition provisions which have been included in each of the respective Employment Agreements.

                  (e) Delivery of Certificates. The Partnership and each of the Partners shall have delivered to THINK certificates, dated the Closing Date, and signed by the managing partner of the Partnership (with respect to the Partnership) and by each of the Partners, individually, representing and affirming that the representations and warranties made by each of the Partnership and the Partners jointly and/or severally as set forth in Section
3.1 of this Agreement were and are true, correct and complete as required hereby.

                  (f) Consents and Waivers. Any and all necessary consents, authorizations, orders or approvals described in Subsection 3.2(d) shall have been obtained, except as the same shall have been waived by the Partnership and the Partners.

                  (g) Copies of Resolutions. THINK shall have furnished the Partnership with certified copies of resolutions duly adopted by the board of directors of THINK authorizing the execution, delivery and performance of the terms of this Agreement (including the execution, delivery and performance of the Employment Agreements and the issuance of the stock certificates referred to above) and all other necessary or proper corporate action to enable THINK to comply with the terms of this Agreement.

                   (h) Delivery of Officers' Certificates. THINK shall have delivered to the Partnership certificates, dated the Closing Date and signed by an executive officer of THINK, affirming that the representations and warranties of THINK as set forth in Section 3.2 of this Agreement were and are true, correct and complete. THINK shall also have delivered a certificate signed by the Secretary of THINK with respect to the authority and incumbency of the officers of THINK executing this Agreement and any documents required to be executed or delivered in connection therewith.

                  (i) Consents and Waivers. Any and all necessary consents, authorizations, orders or approvals described in Subsection 3.1(o) below shall have been obtained, except as the same shall have been waived by THINK. In addition, each Partner shall provide a written consent from his spouse indicating that, to the extent such spouse may or hereafter have an interest, under the California community property laws, in the Partnership or the interests therein, such spouse consents to the transactions contemplated hereby.

                  (j) Options. In connection with the execution of the Employment Agreements, THINK shall have granted to each Partner an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") exercisable to acquire 100,000 shares of Common Stock pursuant to the terms of THINK's Amended and Restated 1998 Stock Option Plan (the "Plan"). In addition to the foregoing, THINK shall grant options to acquire up to 50,000 shares of Common Stock pursuant to the Plan to the individuals designated by the Partners on Schedule 2.2(j) hereto who have been employed by the Partnership and who agree to become employees of THINK upon the Closing (the "Employee Options"). To the extent that the Partners do not provide for the grant of all of the

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Employee  Options on or prior to the Closing Date, THINK will make available for designation by the Partners, for a period of one (1) year following the Closing Date, the balance of the Employee Options, to be allocated and granted in accordance with the Plan to employees as directed by the Partners. Thereafter, the Partners shall have no rights with respect to the use, grant or allocation of the remaining Employee Options.

                  (k) Other Employees. Set forth on Schedule 2.2(k) hereto is a list of the employees of the Partnership and the respective terms of employment of each such employee. THINK shall offer to the employees listed on Schedule 2.2(k) the opportunity to be employed by THINK on substantially the same terms currently provided by the Partnership to such employees, provided, however, that to the extent that any benefits or other programs currently offered by the Partnership to such employees differ from those currently offered by THINK to similarly situated employees, THINK shall only be required to offer such differing benefits for a period of up to one (1) year following the Closing Date, at which time, THINK shall only be required to offer to such employees who have remained and continue to be employed with THINK the benefits then being afforded by THINK to its similarly situated employees.

         2.3 Use of Name. Immediately after the Closing, the Partnership shall cease using the name "Envision Group" and any variants thereof except as required to identify the prior name of the Partnership. The Partnership shall, effective the Closing Date, change the name of the Partnership to a name which, in the reasonable judgment of THINK, is not confusingly similar thereto.

         2.4 Notices of Sale. The Partnership shall prepare and mail, with copies to THINK, on or prior to the Closing Date, such notices to and requests for the consent (where required) of the other party under each of the Leases, the Assigned Contracts and any other agreements assigned by the Partnership as are necessary or may be reasonably required by THINK. Such notice shall advise such other party that the subject agreements have been assigned to THINK and shall direct such other party to send to THINK all future notices and correspondence relating to such agreements. The Partnership shall execute and deliver  on  a  timely  basis  to  all  appropriate  federal,  state  and  local governments  or  governmental  entities,  with a copy  to  THINK,  all  notices, assignments  or  transfers  of  rights,  reports,  and other  authorizations  or documentation as may be necessary to assure the continued effectiveness and transfer to THINK of all existing permits, approvals, licenses, and authorizations in effect with respect to operation of the Business and the Assets in compliance with applicable law and regulations.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Partnership and the Partners. The Partnership and the Partners, jointly and severally, except as specifically provided herein, represent and warrant to THINK as follows:

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                  (a) Authorization.  The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the Partnership and by each of the Partners individually. The Partnership has taken all necessary action and has all of the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Partnership on its behalf and, assuming that this Agreement is the valid and binding obligation of THINK, is the valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each Partner severally represents and warrants that he has the ability to consummate the transactions contemplated hereby, that this Agreement has been duly executed and validly delivered by him and that this Agreement is the valid and binding obligation of such Partner, enforceable against such Partner in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Organization. The Partnership is a general partnership duly formed and validly existing under the laws of the State of California. Attached as Exhibit 3.1(b) hereto is a true and correct copy of the Agreement of the Partnership as in effect on the date hereof and since the date of its formation (the "Partnership Agreement"). The Partnership has the power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign company in each jurisdiction where it owns or leases property or conducts the Business, except where the failure to be so qualified would not have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership. Set forth on
Schedule 3.1(b) hereto is a true and correct list of each jurisdiction in which the Partnership is qualified to do business. The Partnership does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity.

                  (c) Capitalization. The partnership interests in the Partnership as of the date hereof are as set forth above in the recitals to this Agreement. No one other than the Partners has had, since the date of inception of the Partnership, any interest in the Partnership and the Partners have been the sole Partners of the Partnership since the date of its inception (other than as provided by the California community property laws). Each Partner hereby severally represents and warrants that, subject only to California community property laws, he is the sole legal and beneficial owner of his interests as set forth in the recitals to this Agreement, which interests, in the aggregate, represent all of the interests in the Partnership. Each Partner hereby severally represents and warrants that the interests owned by such Partner are owned free of preemptive rights and free and clear of any and all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever. The Partnership has not issued any interests which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, there are no options, calls, convertible securities or commitments of any kind whatsoever relating to the Partnership, and there are no voting trusts, voting agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the partnership interests of the Partnership.

                  (d) Financial Statements. The Partnership has heretofore delivered to THINK: (i) unaudited financial statements of the Partnership as of December 31, 1998; and (ii) financial statements of the Partnership for the period from January 1, 1999 through February 22, 1999 (all of the foregoing, including the notes thereto, may collectively be referred to hereinafter as the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of the Partnership as of the respective dates indicated and the results of operations and cash flows of the Partnership for the respective periods indicated.

                  (e) Owned Real Property. The Partnership does not own (of record or beneficially), nor does it have any interest in, any real property other than the leased real property set forth below.

                  (f) Leased Real Property; Tenancies. Set forth on Schedule 3.1(f) hereto is a true, correct and complete list of all of the Leases (including subleases) with respect to property leased by the Partnership as lessee and used in the conduct of the Business or otherwise (the "Property"). Also set forth on Schedule 3.1(f) is a true, correct and complete list of the monthly or annual rental payments due thereunder as of the date hereof and the expiration dates thereof. The Partnership has delivered to THINK true, correct and complete copies of each of the Leases. Except as set forth on Schedule 3.1(f), the Partnership is not required pursuant to the provisions of any of the Leases (or otherwise) to obtain the consent of any lessor prior to or in connection with consummation of the transactions contemplated hereby. Neither the Partnership nor, to the Partnership's or either Partner's knowledge, any third party is in default under any of the Leases. There are no subleases or subtenancies for any part of the Property that shall remain in effect after the Closing Date and there is no third party which has any right to purchase, use or otherwise possess all or any part of the Property.

                  (g) Title. The Partnership: (i) holds a valid and enforceable leasehold interest in the Property; and (ii) owns good and marketable title to all of the Assets. To the best knowledge of the Partnership and each Partner, the Property is leased free of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, which would materially impair the operations of the Partnership, the occupancy of the Property or the use of the Property by the Partnership. To the best knowledge of the Partnership and each Partner, there is no condemnation or eminent domain proceeding pending or threatened against the Property (or any part thereof). The Partnership has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of the Property (or any part thereof), whether temporarily or permanently, for easements, rights-of-way or other public or quasi-public purposes or for any other purpose whatsoever. The Partnership and the Partners are not aware of any proceeding pending or threatened which would adversely affect the zoning classification of the Property in a manner adverse to the current use thereof by the Partnership. The Assets are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements (including the notes thereto);
(B) for liens for taxes or assessments not yet due and payable or which are being contested by the Partnership in good faith (of which THINK has been notified); (C) for minor liens imposed by law for sums not yet due or which are being contested by the Partnership in good faith of which THINK has been notified; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the Assets or which do not impair the operations of the Partnership in any material respect or affect the present use of the Assets in any material respect. The Partnership has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of the Assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or, to the Partnership's or either Partner's knowledge, threatened which could adversely affect any Asset.

                  (h) Condition of Assets. The Leases and all other documents and agreements pursuant to which the Partnership has obtained a right with respect to the Property and Assets, are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All licenses, permits and authorizations related to the location or operation of the Business are in good standing and are valid and enforceable in all respects in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through the Partnership or any third party which could: (i) have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership; or (ii) materially adversely affect its use of the Property or the title to the Assets. To the Partnership's and each Partner's knowledge, the Partnership is not in violation of and has complied with all applicable zoning, building or other codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the Property or Assets, except where the failure to comply would not have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership. The Partnership's use of any improvements for the purposes for which any of the Property or Assets are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order. The Partnership possesses all licenses, certificates of occupancy, permits and authorizations required to be obtained by the Partnership with respect to the

Partnership's operation and maintenance of the Property or Assets for all uses for which such property is or assets are operated or used by the Partnership as of the date hereof, except where the failure to do so would not have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership. All of the Property and Assets (whether owned or leased by the Partnership) of the Partnership are in good operating condition and repair, subject to normal wear and use and each such item is usable in a manner consistent with current use by the Partnership.

                  (i)      Intellectual Property.

                           (i) Schedule 3.1(i) hereto sets forth a true, correct
and complete list (including where applicable, the date of registration and the serial or registration number) of all registered and unregistered domain names, registered and unregistered trademarks, service marks and trade names (including any applications for the same), trade secrets, registered and unregistered copyrights, and computer programs and software (whether or not protected by patent, copyright or otherwise) which are owned by, licensed by, used in or are material to the business of the Partnership (the "Intellectual Property") . With respect to each of the foregoing items, there is listed on Schedule 3.1(i) hereto the following: (A) the extent of the Partnership's interest therein; (B) each agreement and all other documents evidencing the Partnership's interest therein; (C) the extent of the interest of any third party therein; and (D) each agreement and all other documents evidencing the interest of any third party therein.

                           (ii) Except as set forth on Schedule  3.1(i)  hereto,
the Partnership's right, title or interest in the Intellectual Property is free and clear of adverse claims, liens, mortgages, charges, security interests and encumbrances or other restrictions or limitations of any kind whatsoever.

                           (iii)  To  the   Partnership's   and  each  Partners'
knowledge, the Partnership has not committed any acts of unfair competition or directly, indirectly, contributorily or by inducement, infringed upon any patent, trademark, service mark, trade name, copyright, computer program or software, or any other intellectual property, nor has the Partnership misappropriated any of the foregoing from any other person or entity or received from any other person or entity any notice, charge, claim or other assertion with respect thereto.

                           (iv)  The  Partnership  has  not  sent  or  otherwise
communicated to any other person or entity any notice, charge, claim or other assertion of, nor has the Partnership any knowledge of, any present, impending or threatened infringement upon any of the Intellectual Property by any other person or entity, or misappropriation of any of the foregoing by any other person or entity, or any commission of acts of unfair competition against the Partnership by any other person or entity.

                  (j) Accounts Receivable. Schedule 3.1(j) hereto sets forth a true, correct and complete list of the accounts receivable (the "Accounts Receivable") as of March __, 1999, which list reflects reduction in Accounts Receivable since February 22, 1999 due to payment received through the date hereof. The Accounts Receivable are valid, arose out of bona fide transactions in the ordinary course of business, and are the valid and binding obligations of and are enforceable against the respective account debtors thereunder, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect. There is no contest, claim or right of set-off contained in any written agreement with any account debtor relating to the amount or validity of any Account Receivable.

                  (k) Accounts Payable. Schedule 3.1(k) hereto sets forth a true, correct and complete list of the Partnership's accounts payable (the "Accounts Payable") as of the date hereof, which list reflects payments made by the Partnership between February 22, 1999 and March __, 1999. All Accounts Payable have been paid by the Partnership in a manner consistent with past practice.

                  (l) Absence of Undisclosed Liabilities. Other than as set forth on the Financial Statements, the Partnership has not had nor does it have any indebtedness, loss or liability of any nature whatsoever (other than as incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Business, Assets, operations, prospects, earnings or condition (financial or otherwise) of the Partnership.

                  (m) Absence of Certain Changes or Events. Except as set forth on the schedules hereto, the Partnership has not, since February 22, 1999:

                           (i) issued, sold, granted or contracted to issue, sell or grant any interest in the Partnership or any option to purchase the same;

                           (ii)  amended  its   certificate  of  formation  (the
         "Certificate of Formation") or the Partnership Agreement;

                           (iii) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment other than in the ordinary course of business of the Partnership;

                           (iv) entered into any material transaction in any way inconsistent with the past practices of the Business or conducted the Business in any manner inconsistent with its past practices;

                           (v) incurred any damage, destruction or any other loss to any of its property or assets in an aggregate amount exceeding Fifty Thousand Dollars ($50,000) whether or not covered by insurance;

                           (vi) suffered any loss in an aggregate amount exceeding Fifty Thousand Dollars ($50,000) and, neither the Partnership nor either Partner has become aware of any intention on the part of any client, dealer or supplier to discontinue its current relationship with the Partnership, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership;

                           (vii) modified, amended or altered any contractual arrangement with any client, dealer or supplier, the modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership;

                           (viii) incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in the ordinary course of business;

                           (ix) experienced any material adverse change in the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership or experienced or have knowledge of any event which could have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership;

                           (x) declared, set aside or made any distribution in respect of the partnership interests of the Partnership;

                           (xi) redeemed, repurchased, or otherwise acquired any of its partnership interests or entered into any agreement with respect to the foregoing;

                           (xii) granted, conveyed, transferred, assigned or made any sale of Accounts Receivable or any accrual of liabilities outside of the ordinary course of business;

                           (xiii) granted, conveyed, transferred, assigned or made any sale of any material interest in the Intellectual Property;

                           (xiv) purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of the Property or the Assets, except in the ordinary course of business;

                           (xv) increased the rate of compensation payable or to become payable to any executive or employee of the Partnership, or increased the amounts paid or payable to such executive or employee under any bonus, insurance, pension or other benefit plan, or made any arrangements therefor with or for any of said individuals except for increases consistent with the ordinary course of business or increases resulting from the application of existing formulas under existing plans, agreements or policies relating to employee compensation:

                           (xvi) adopted or amended any collective bargaining, bonus, profit-sharing, compensation, option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of its employees, except as otherwise required or permitted herein; or

                           (xvii) changed any material accounting principle, procedure or practice followed by the Partnership or changed the method of applying such principle, procedure or practice.

                  (n) Agreements. Set forth on Schedule 3.1(n) hereto is a true, correct and complete list of all contracts, agreements and other instruments material to operation of the Business or the Partnership. Copies of all such contracts, agreements and other instruments have heretofore been delivered or made available by the Partnership to THINK. Other than as set forth on Schedule 3.1(n) and 3.1(f), there is no contract, agreement or other instrument to which the Partnership or either Partner is a party which affects the Business or the Assets. None of the foregoing agreements limits the freedom of the Partnership to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

                  Neither the Partnership, the Partners (each severally and not jointly), nor any third party is in material default and no event has occurred which, with notice or lapse of time or both, could cause or become a material default by the Partnership, the Partners or any third party, under any contract, agreement, document or instrument to which the Partnership or either Partner is a party which is material to the Business, Assets or operations of the Partnership. Each contract, agreement, document or instrument to which the Partnership or either Partner is a party which is material to the Business or operations of the Partnership is enforceable, in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (o) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by the Partnership and the Partners, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the Certificate of Formation or the Partnership Agreement;
(ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the Property or Assets pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Partnership or either Partner is a party or by which they or the Property or Assets are bound, the effect of which violation, acceleration, creation or imposition could have a material adverse effect on the Business, Assets, operations, earnings, prospects or (financial or otherwise) of the Partnership; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Partnership or either Partner is subject or by which any of their properties or assets (including the Property and the Assets) may be bound, the effect of any of which violation or conflict could have a material adverse effect on the Business, Assets, operations, earnings, prospects or (financial or otherwise) of the Partnership; or (iv) constitute an event permitting termination by a third party of any agreement to which the Partnership or either Partner is a party or is subject, which termination could have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby.

                  (p) Employee Benefit Plans. Schedule 3.1(p) hereto sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Partnership (the "Employees"). Each Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to the Partnership's or either Partner's knowledge, threatened claims against any Benefit Plan (except for claims for benefits payable in the normal operation of the Benefit Plans) that could give rise to any material liability to the Partnership. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Benefit Plans have been timely filed. The Partnership has never had and does not now have any Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) nor does the Partnership contribute to any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

                  (q) Labor Relations. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Partnership and no such petition has been pending at any time during the two years prior to the date hereof. To the Partnership's and each Partner's knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of the Partnership as its exclusive bargaining agent at any time during the two years prior to the date hereof. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against the Partnership, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time during the two (2) years prior to the date hereof. Neither the Partnership nor either Partner has any knowledge that any executive, key employee or any group of employees of the Partnership has any plans to terminate his/her employment with the Partnership.

                  (r) Insurance. Schedule 3.1(r) hereto sets forth a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to the Business as of the date hereof. The coverage under each such policy and binder is in full force and effect.
Neither the Partnership nor either Partner has knowledge of nor has the Partnership or either Partner received any notice of cancellation, termination, nonrenewal or disallowance of any claim thereunder or with respect thereto. Neither the Partnership nor any of the Partners have knowledge of any claim against the Partnership relating to its business, assets, properties or operations which could increase the insurance premiums payable by the Partnership under such policy or binder in excess of normal increases consistent with industry practices.

                  (s) Tax Matters. The Partnership is not a member of an affiliated group, within the meaning of Section 1504 of the Code (an "Affiliated Group"). The Partners have filed when due and will file if and when due prior to the Closing Date (after giving effect to any extensions granted by the requisite legal or regulatory authority) all returns, reports, elections, estimates, declarations, schedules, forms and other documents ("Tax Returns") relating to items of income or loss attributable to the Partnership's operations required to be filed by the Code or by any applicable federal, state, county, municipal, local, foreign or other laws, including, without limitation, consolidated, combined or unitary returns, for any taxable period ending prior to or on the Closing Date (the "Pre-Closing Tax Period"). The taxable year of the each of the Partners for federal and state income and business tax purposes currently ends on December 31 of each year. All taxes shown on any Tax Return required to be filed with respect to the Partnership for any Pre-Closing Tax Period have been, or will have been, paid or accrued prior to the Closing. The Partnership (or each of the Partners as the case may be) has heretofore delivered to THINK all Tax Returns filed by the Partnership for the fiscal years ended December 31, 1995, 1996 and 1997. The Partnership has fully accrued on its books all taxes for any periods which are not yet due. No tax liens have been filed, and no material claims have been or are being asserted or, to the Partnership's or either Partner's knowledge, threatened against the Partnership or either of the Partners with respect to any taxes attributable to the Partnership's operations. No Tax Returns of the Partnership or either of the Partners (but, in the case of the Partners, only to the extent such audit of the Tax Returns of the Partners or deficiencies or claims relates to items of income or loss attributable to the Partnership's operations) have been audited in the past five (5) years by any taxing authority, no deficiencies or claims have been proposed, assessed or claimed (including interest and penalties) against the Partnership or either of the Partners which have not been paid or accrued, and neither the Partnership nor either of the Partners has waived or extended any statute of limitations with respect to the assessment of any taxes. There are no suits, actions, proceedings, claims or investigations now pending against the Partnership with respect to any taxes or against any Partner with respect to any taxes attributable to the Partnership's operations. The Partnership has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of all taxes (including, but not limited to, federal income taxes, state and local income and wage taxes, payroll taxes, workers' compensation and unemployment taxes) required to be withheld or collected therefrom for all Pre-Closing Tax Periods and the Partnership has timely paid or accrued and reported the same in respect of its employees, consultants, contractors and other payees to the proper tax receiving offices. The Partnership does not have any liability for any taxes of any nature whatsoever other than as shown on the Financial Statements (except for liabilities for taxes accruing after the date of such balance sheet in the ordinary course of business and except for the transactions contemplated by this Agreement) and neither of the Partners nor the Partnership is aware of any basis for any additional liabilities for taxes for any Pre-Closing Tax Period. The reserve for accrued but unpaid taxes includes adequate provision for all taxes which have been assessed or which will be due and payable by the Partnership for all Pre-Closing Tax Periods. The Partnership does not file any state or local tax returns on a unitary or combined basis with any other member of an Affiliated Group. Except as specifically set forth in Section

1.2(b) above, to the extent that the Partners may incur tax liability in connection with the transactions contemplated hereby, each Partner, and not THINK or the Partnership, will be responsible for fulfilling any obligations or liabilities with respect thereto. Notwithstanding the foregoing, however, the Partners shall not be responsible for fulfilling any obligation or liability with respect to tax liability incurred in connection with or resulting from an election or action taken by THINK on or after the Closing Date.

                  The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties. or additions attributable thereto.

                  (t) Compliance with Applicable Law. The Partnership has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations applicable to the Business, except where the failure to comply with which would not materially adversely affect the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership. The Partnership has complied with the rules and regulations of all governmental agencies having authority over the Business and its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety and employment practices, except where the failure to comply would not have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership. Neither the Partnership nor either Partner has any knowledge of or received any notice of violation of any such rule or regulation during the two
(2) years prior to the date hereof which could result in any liability for penalties or damages or which could subject the Partnership to any injunction or government writ, order or decree. To the knowledge of the Partnership and each Partner, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership, except where the failure to do so would not have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership.

                  (u) Litigation. Except as set forth on Schedule 3.1(u) hereto, there is no action, suit, proceeding or investigation pending or, to the Partnership's or either Partner's knowledge, threatened, which could restrict the Partnership or either Partner's ability to perform his respective obligations hereunder or could have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership. Neither the Partnership nor either of the Partners is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership.

                  (v) Permits. The Partnership holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of the Business as currently conducted, except where the failure to do so would not have a material adverse effect on the Business, Assets, operations, earnings, prospects or condition (financial or otherwise) of the Partnership. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is threatened. None of such permits, licenses, orders or approvals will be materially adversely affected by consummation of the transactions contemplated by this Agreement. Neither the Partnership nor either Partner has any knowledge of nor have any of them received any notice of violation of any of such rules or regulations during the two (2) years prior to the date hereof which would result in any liability of the Partnership for penalties or damages or which would subject the Partnership to any injunction or governmental writ, order or decree.

                   (w) Warranties. Except as required or implied by federal or state law or as otherwise disclosed on Schedule 3.1(w) hereto, the Partnership has not made, extended or otherwise represented that it would provide any express warranty with respect to the products or services sold, distributed or leased to its clients or customers.

                  (x) Executives and Employees. Schedule 3.1(x) hereto sets forth a true, correct and complete list of all of the executives and employees of the Partnership as of the date hereof, including their respective names, titles, salaries and bonuses for the last three (3) years. The Partnership has also provided true, correct and complete copies of any employment agreements between the Partnership and any of the foregoing individuals in effect as of the date hereof.

                  (y)  Loans  to or from  Affiliates.  Except  as set  forth  on
Schedule 3.1(y) hereto, there exist no outstanding loans by the Partnership to any current or former executives, employees, consultants or partners (past or present) or any affiliate of any of the foregoing. There are no outstanding loans to the Partnership by any current or former executives, employees, consultants or partners (past or present) of the Partnership.

                  (z) Clients, Vendors, Suppliers and Service Providers. The Partnership has provided to THINK a true, correct and complete list of the clients, vendors, suppliers and service providers of the Partnership. Since December 31, 1998, there has not been any material adverse change in the business relationship of the Partnership with any of the persons or entities listed on Schedule 3.1(z).

                  (aa)     Books and Records.

                           (i) The books of account and other financial  records
of the Partnership are complete and correct in all material respects and have been maintained in accordance with good business practices.

                           (ii) All material  action of the  Partnership and all
partners (past and present) of the Partnership since the date of the formation of the Partnership has been authorized, approved and/or ratified by the Partners.

                  (bb) Bank Accounts. Set forth on Schedule 3.1(bb) is a true, correct and complete list of the names of each bank, savings and loan, or other financial institution, at which the Partnership maintains any account (including any cash contribution or similar accounts) and the names of all persons authorized to draw thereon or who have access thereto. Schedule 3.1 (bb) includes a true, correct and complete list of each credit or loan facility or guaranty established and/or maintained by or on behalf of the Partnership, including the amounts available to the Partnership under each such facility, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof.

                  (cc) Investment Purpose. The Partnership and each Partner represents that each is acquiring and will acquire, as the case may be, the shares of Common Stock issuable to it pursuant hereto solely for its own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act. The Partnership and the Partners understand that such shares of Common Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. The Partnership and the Partners hereby agree not to sell, assign, transfer, pledge or otherwise convey any of the shares of the Common Stock issuable to it pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.

                  (dd)  Agreements  with  Affiliates.  Except  as set  forth  on
Schedule 3.1(dd) hereto, the Partnership is not a party to any agreement, written or oral, with any executive or partner (past or present) of the Partnership.

                  (ee) Accuracy of Information Furnished. The Partnership and the Partners (severally and not jointly with respect to those statements, representations and warranties made severally and not jointly by such Partners) represent that no statement by the Partnership or the Partners set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of the Partnership or the Partners pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         3.2 Representations and Warranties of THINK. THINK represents and warrants to the Partnership and the Partners as follows:

                  (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of THINK. THINK has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of THINK on behalf of THINK and, assuming that this Agreement is the valid and binding obligation of the Partnership and the Partners, is the valid and binding obligation of THINK, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Organization. THINK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. THINK has the corporate power and authority to own and lease its properties and assets, and to carry on its business as it is now being conducted. THINK is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of THINK.

                  (c) Capitalization. The authorized capital stock of THINK as of the date hereof consists of 50,000,000 shares of Common Stock, par value $.0001 per share (of which 9,479,042 shares are issued and outstanding as of the date hereof) and 5,000,000 shares of preferred stock, par value $.0001 per share (none of which are issued and outstanding as of the date hereof). The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the number of shares of capital stock that THINK is authorized to issue is adequate and THINK has reserved for issuance a sufficient number of shares of Common Stock to permit THINK to fulfill its obligations hereunder with respect to issuance of the shares of Common Stock pursuant hereto. On the Closing Date, the shares of Common Stock issuable pursuant to Section 1.2 will be duly authorized, validly issued, fully paid and nonassessable and the common stock purchase options issuable pursuant to the Section 2.2(j) hereof will be authorized and validly issued. THINK has not issued any shares of capital stock which would give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever: (i) relating to the shares of Common Stock issuable pursuant hereto; or (ii) other than as publicly disclosed in the Public Reports (as defined in Section 3.2(h) below).

                  (d) Non-Contravention; Consents. Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of THINK; (ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which THINK is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of THINK; (iii) violate or conflict with any other restriction to which THINK is subject or by which any of the property or assets which are material to the business or operation of THINK may be bound, the effect of any of which violation or conflict would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the THINK; or (iv) constitute an event permitting termination of any agreement to which THINK is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse on the ability of THINK to fulfill its respective obligations hereunder. Other than as provided herein, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by THINK and consummation by THINK of any of the transactions contemplated hereby.

                  (e) Litigation. Except as discussed in the Public Reports (as hereinafter defined in Section 3.2(h)), there is no action, suit, proceeding or investigation pending against or related to THINK, nor, to the best knowledge of THINK, has THINK been threatened with any such action, suit, proceeding or investigation, which would restrict the ability of either to perform its respective obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK. THINK is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK.

                  (f) Accuracy of Information Furnished. No statement by THINK set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of THINK pursuant hereto or in connection with consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  (g) Compliance  with  Applicable Law. THINK has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended) as of the date hereof, the failure to comply with which could materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK or which would subject any officer or director of THINK to civil or criminal penalties or imprisonment. THINK has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of THINK. THINK has no knowledge of and has not received any notice of violation of any such rule or regulation during the two (2) years prior to the date hereof which could result in any liability of THINK for penalties or damages or which could subject it to any injunction or government writ, order or decree. To the best knowledge of THINK, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of THINK.

                  (h) No Adverse Change. There has been no material adverse change in the business, operations, earnings, prospects, properties, assets or condition (financial or otherwise) of THINK since June 30, 1998, the date of its last audited financial statement, other than as publicly disclosed in the reports filed by the Company with the Securities and Exchange Commission under the Securities Act of 1934, as amended (the "Public Reports").

                  (i) Employee Benefit Plans. Schedule 3.2(i) hereto sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the ERISA (the "THINK Benefit Plans") covering the employees of the THINK (the "THINK Employees"). Each THINK Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to THINK's knowledge, threatened claims against any THINK Benefit Plan (except for claims for benefits payable in the normal operation of the THINK Benefit Plans) that could give rise to any material liability to the THINK. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the THINK Benefit Plans have been timely filed. THINK has never had and does not now have any THINK Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) nor does THINK contribute to any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

                  (j) Absence of Undisclosed Liabilities. Other than as set forth in the Public Reports, the Company has not had nor does it have any indebtedness, loss or liability of any nature whatsoever (other than as incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Company's business, assets, operations, prospects, earnings or condition (financial or otherwise).

         3.3 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive until the close of business on the second anniversary of the Closing Date, provided that, notice or demand with respect to any alleged breach thereof is given as required pursuant to Article VI hereof; and further provided that, with respect to claims for damages arising out of any misrepresentation or breach of warranty made by the Partnership and the Partners relating to taxes, notice shall have been given on or before the close of business on the sixtieth (60) day following the later to occur of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state or local tax liability; and (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

                                   ARTICLE IV

                           INDEMNIFICATION AND CLAIMS

         4.1      Indemnification by the Partnership and the Partners.

                  (a) Subject to Sections 4.1(b) and 4.1(c) hereof, the Partners hereby agree, jointly and severally, except as otherwise specifically provided throughout this Agreement with respect to representations and warranties made severally and not jointly by each Partner as to which each such Partner hereby severally and not jointly agrees, to indemnify and hold harmless THINK against and in respect of all damages, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by THINK (all such amounts may hereinafter be referred to as the "Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by the Partnership or the Partners pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Partnership or the Partners pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Partnership or the Partners contained in this Agreement which has not been waived by THINK in writing.

                  (b) Subject to Section 3.3 hereof, the Partners shall be obligated to indemnify THINK pursuant to this Section 4.1 with respect to claims for Damages as to which THINK shall have given written notice to the Partnership and the Partners on or before the close of business on the sixtieth (60) day following the first anniversary of the Closing Date. The Partners shall be obligated to indemnify THINK with respect to claims for Damages arising out of any misrepresentation or breach of warranty made by the Partnership or the Partners relating to Subsection 3.1(s) as to which THINK shall have given notice on or before the close of business on the sixtieth (60) day following the later of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state, foreign or local tax liability; or (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

                  (c) Notwithstanding the indemnification provided pursuant to Subsection 4.1 (a) and 4.1(b) above, no amount shall be payable by the Partners in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Partnership or the Partners would be liable, but for operation and application of the provisions of this Section 4.1(c), exceeds on a cumulative basis One Hundred Thousand Dollars ($100,000) and then only to the extent of such excess; provided, however, that the Partners shall not be liable for any claims made in excess of the total purchase price (including the Initial Payment and the Contingent Payment) paid to the Partners (the "Cap").

                  (d) In any case where the Partners have indemnified THINK for any Damages and THINK recovers from a third party all or any part of the amount so indemnified by the Partners, THINK shall promptly reimburse to the Partners the amount so recovered.

         4.2 Claims Against THINK. With respect to claims or demands by third parties, whenever THINK shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification under Section 4.1 hereof, THINK shall as soon as reasonably possible and in any event within fifteen (15) days of receipt of such notice, notify the Partners of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Partners shall then have the right at their own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Partners, as the case may be, and approved by THINK, which approval shall not be unreasonably withheld. In the event that the Partners should fail to give notice of the intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, THINK shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Partners.

         4.3      Indemnification by THINK.

                  (a) Subject to Section 4.3(b)  hereof,  THINK hereby agrees to indemnify and hold harmless the Partnership and the Partners against and in respect of all damages, claims, losses and expenses (including without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by the Partners with respect thereto (all such amounts may hereinafter be referred to as "Partner Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by THINK pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by THINK pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of THINK which has not been waived by the Partners collectively in writing.

                  (b) Subject to Section 3.3 hereof, THINK shall be obligated to indemnify the Partners pursuant to this Section 4.3 only with respect to claims for Partner Damages as to which the Partners shall have given written notice to THINK on or before the close of business on the sixtieth (60) day following the first anniversary of the Closing Date.

                  (c) Notwithstanding the indemnification provided pursuant to Subsection 4.3(a) above, no amount shall be payable by THINK in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of Partner Damages in respect of which THINK would be liable, but for operation and application of the provisions of this subsection, exceeds on a cumulative basis One Hundred Thousand Dollars ($100,000) and then only to the extent of such excess; provided, however, that THINK shall not be liable for any claims made in excess of the Cap.

                  (d) In any case where THINK has indemnified the Partners for any Partner Damages and the Partners recover from a third party all or any part of the amount so indemnified by THINK, the Partners shall promptly reimburse to THINK the amount so recovered.

         4.5 Claims Against the Partners. With respect to claims or demands by third parties, whenever the Partners shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification under Section 4.3 hereof, the Partners shall as soon as reasonably possible and in any event within fifteen (15) days of receipt of such notice, notify THINK of such claim or demand and of all relevant facts within its knowledge which relate thereto. THINK shall have the right at their own expense to undertake the defense of any such claim or demand utilizing counsel selected by THINK and approved by the Partners. In the event that THINK should fail to give notice of its intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Partners shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to THINK.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Fees and Expenses. In the event that the transactions contemplated hereby are not consummated, the Partners and the Partnership shall respectively pay the Partnership's and their own expenses and THINK shall pay its own expenses incident to negotiation, execution, delivery and performance of the terms of this Agreement and the consummation of the transactions contemplated hereby.

         5.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by unanimous consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

         5.3 Assignment. None of the parties hereto shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto; except that THINK may assign this Agreement to any affiliate, subsidiary or division thereof or to any successor in interest without the prior consent of the Partnership or the Partners and the Partnership may assign its rights under this Agreement to the Partners without the prior consent of THINK.

         5.4 Burden and Benefit. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by the Partnership or the Partners of any of their respective obligations hereunder, the sole and exclusive recourse and remedy of THINK shall be against the Partnership and the Partners, as the case may be, and any of the Partnership's or the

Partner's assets. In the event of a default by THINK of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Partners and the Partnership with respect to such default shall be against THINK and its assets; under no circumstances shall any officer, director, stockholder or affiliate of THINK be liable in law or equity for any obligations of THINK which result from such a default hereunder.

         5.5 Brokers. The Partnership and the Partners represent and warrant to THINK that, other than as set forth on Schedule 5.5 hereto, there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Partnership or the Partners or any other person in connection with this Agreement or any of the transactions contemplated hereby. THINK represents and warrants to the Partnership and the Partners that no broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of THINK in connection with this Agreement or any of the transactions contemplated hereby, other than fees or commissions for which THINK shall be solely responsible.

         5.6 Entire Agreement. This Agreement and the schedules, exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

         5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         5.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial expedited delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

                   If to the Partnership
                   or the Partners:    Envision Group
                                       970 W. 190th Street
                                       Suite 890
                                       Torrance, CA 90502
                                       Attn:  Jim Hartley and Paul Ashcraft
                                       Facsimile: 310-327-4037

                   with a copy to:     Graham & James
                                       801 S. Figueroa Street, 14th Floor
                                       Los Angeles, CA 90017
                                       Attn: Hillel Cohn, Esq.
                                       Facsimile: 213-623-4581
                                       E-Mail: hcohn@gj.com

                    If to the THINK:   THINK New Ideas, Inc.
                                       45 West 36th Street
                                       12th Floor
                                       New York, NY 10018
                                       Attn: Ronald E. Bloom
                                       Facsimile: (212) 629-6850
                                       E-Mail: ron.bloom@thinkinc.com

                    with a copy to:    Akin, Gump, Strauss, Hauer & Feld LLP
                                       1333 New Hampshire Avenue, Suite 400
                                       Washington, D.C. 20036
                                       Attn:  Victoria A. Baylin, Esq.
                                       Facsimile:  (202) 887-4288
                                       E-Mail: vbaylin@akingump.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, the date any such notice shall be deemed to have been delivered on the date of transmission of a facsimile or telex, the day after delivery to a commercial overnight delivery service, or five days after delivery into a United States Postal facility.

         5.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

         5.10 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

         5.11 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         5.12 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

         5.13 Knowledge Standard. When used in this Agreement, the phrase "to the best knowledge of, " "knowledge of, " "known to" or similar phrases shall mean the actual knowledge of: (i) with respect to THINK, the officers and directors of THINK; (ii) with respect to the

Partnership, the general partner of the Partnership; and (iii) with respect to the Partners, Jim Hartley and Paul Ashcraft.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date and year first above written.

ATTEST:                                     THINK NEW IDEAS, INC.

                                            By: /s/ Ronald E. Bloom
                                                -------------------------------
                                                 Ronald E. Bloom, President


ATTEST:                                     ENVISION GROUP

                                            By:  /s/ Paul Aschcraft
                                                -------------------------------
                                                 General Partner



WITNESS:                                    THE PARTNERS

                                            By:  /s/ James Hartley
                                                -------------------------------
                                                 James Hartley


WITNESS:

                                            By:  /s/ Paul Ashcraft
                                                -------------------------------



                                                                  EXHIBIT 2.2(C)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the ____ day of ___________, between THINK New Ideas, Inc., a Delaware corporation (the "Company"), and _____________, an individual resident of ________, __________ (the "Employee").

                                   WITNESSETH:

         WHEREAS, it is the desire of the Company to offer the Employee employment with the Company upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is the desire of the Employee to accept the Company's offer of employment upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

         1. Employment. The Company hereby agrees to employ the Employee and the Employee hereby agrees to be employed by the Company upon the terms and subject to the conditions set forth herein for the period of employment as set forth in
Section 2 hereof (the "Period of Employment"); provided that, nothing set forth herein shall be construed to give the Company the right to require the Employee to relocate or be based in any place other than the greater ___________, __________ area.

         2. Term; Period of Employment. Subject to extension or termination as hereinafter provided, the Period of Employment hereunder shall be from the date hereof (the "Effective Date") through the second anniversary of the Effective Date. Thereafter, the Period of Employment may be extended for successive one
(1) year periods (each, a "Renewal Period") at the option of the Company upon delivery of written notice by the Company to the Employee, subject to acceptance by the Employee, not less than one (1) month prior to the expiration of the Period of Employment, as previously extended. The phrase "Period of Employment" as used herein shall, unless otherwise indicated: (a) specifically include any extensions permitted hereunder or provided herein, except as otherwise noted; and (b) be deemed to have terminated as of the date of any notice provided to the Employee pursuant to Section 9 hereof, notwithstanding the Company's obligation to pay the Employee pursuant to Subsections 9(b) and 9(c) hereof.

        3. Office and Duties. During the Period of Employment:

                  (a) the Employee shall be employed by the Company, having the authority, duties and responsibilities as may reasonably be prescribed for such position by the board of directors of the Company (the "Board of Directors") in accordance with the Bylaws of the Company, including, without limitation, the responsibility of overseeing and managing the operations of the Company acquired in connection with the Company's acquisition of the assets of ______________;

                  (b) the Employee shall devote substantially all of his time to the business and affairs of the Company except for vacations, illness or incapacity, as hereinafter set forth. Notwithstanding the preceding sentence, nothing in this Agreement shall preclude the Employee from devoting reasonable amounts of time:

                      (i) to serving as a director, officer or member of a committee of any organization or entity involving no conflict of interest with the Company; or

                      (ii) engaging in charitable and community activities;

provided, however, that such activities do not interfere with the performance by the Employee of his duties hereunder. In consideration of such employment, the Employee agrees that he shall not, directly or indirectly, individually or as a member of any partnership or joint venture, or as an officer, director, stockholder, employee or agent of any other person, firm, corporation, business organization or other entity, engage in any trade or business activity or pursuit for his own account or for or on behalf of any other person, firm, corporation, business organization or other entity, irrespective of whether the same competes, conflicts or interferes with that of the Company or the performance of the Employee's obligations hereunder. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Employee from: (x) investing in the stock of any corporation which does not compete with the Company, which is listed on a national securities exchange or traded in the over-the-counter market if the Employee does not and will not, as a result of such investment, own more than five percent (5%) of the stock of such corporation ("Permitted Investments"); or (y) engaging in personal business ventures to which the Employee devotes time outside of the time required to be devoted to the business of the Company hereunder.

                  (c) the Employee shall be entitled to ___ (_) weeks of vacation per year, subject to adjustment at the discretion of the Board of Directors.

         4. Compensation and Benefits. In exchange for the services rendered by the Employee pursuant hereto in any capacity during the Period of Employment, the Employee shall be compensated as follows:

                  (a) Compensation. The Company shall pay the Employee a salary equal to ___________ per annum at a rate of _________ per month (such monthly amount, as the same may be increased from time to time by the Board of Directors, shall be defined as the "Monthly Compensation"). Such salary shall be payable in accordance with the customary payroll practices of the Company.

                  (b) Withholding and Employment Tax. Payment of all compensation hereunder shall be subject to customary withholding tax and other employment taxes as may be required with respect to compensation paid by an employer/corporation to an employee.

         5. Business Expenses. The Company shall reimburse the Employee for all reasonable travel or other expenses incurred by the Employee in connection with the performance of his duties under this Agreement, provided that the same are previously authorized by the Company in accordance with such procedures as the Company may from time to time establish for employees and as required to preserve any deductions for federal income taxation purposes to which the Company may be entitled. The Company shall also pay the Employee $___ per month as an automobile allowance.

         6.   Disability.   The  Company   shall   provide  the  Employee   with
substantially the same disability insurance benefits as those, if any, currently being provided by the Company, if any, to similar employees.

         7. Death. The Company shall provide the Employee with substantially the same life insurance benefits as those currently being provided by the Company to similar employees. In the event of the Employee's death, the obligation of the Company to make payments pursuant to Section 4 hereof shall cease as of the date of such Employee's death and the Company shall pay to the estate of the Employee any amount due to the Employee under Sections 4 and 5 which has accrued up to the date of death.

         8. Other Benefits. The Employee shall be entitled to participate in fringe benefit, deferred compensation and stock option plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such additional benefits shall include, but not be limited to, paid sick leave and individual health insurance (all in accordance with the policies of the Company) and professional dues and association memberships. Except as specifically set forth herein, the terms of and participation by the Employee in any deferred compensation plan or program shall be determined by the Board of Directors in its sole discretion.

         9. Termination of Employment. Notwithstanding any other provision of this Agreement, employment hereunder may be terminated:

                  (a) By the Company, in the event of the Employee's death or Disability (as hereinafter defined) or for Just Cause (as hereinafter defined). "Just Cause" shall mean: (i) the Employee's indictment for, conviction of or the entering into of a plea of guilty to a crime involving a felonious act or acts, including dishonesty, fraud or moral turpitude by the Employee; (ii) prolonged or repeated absence from duty without the consent of the Company (for reasons other than the Employee's health or incapacity); (iii) habitual engaging in any activity which is competitive with the business of the Company; and (iv) willful misconduct, gross negligence or dishonesty on the part of the Employee relating to the performance of his duties hereunder. The Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform, with reasonable accommodation, by reason of physical or mental incapacity, a material portion of his duties or obligations under this Agreement for a period of one hundred twenty (120) consecutive days in any 365-day period. The Board of Directors shall determine whether and when the Disability of the Employee has occurred and such determination shall not be arbitrary or unreasonable. The Company shall by written notice to the Employee given within thirty (30) days after discovery of the occurrence of an event or circumstance which constitutes "Just Cause, " specify the event or circumstance giving rise to the Company's exercise of its right hereunder and, with respect to Just Cause arising under Section 9(a)(i), the Employee's employment hereunder shall be deemed terminated as of the date of such notice; with respect to Just Cause arising under Section 9(a)(ii), the Company shall provide the Employee with thirty (30) days written notice of such violation and the Employee shall be given reasonable opportunity during such thirty (30) day period to cure the subject violation;

                  (b) By the Company, in its sole and absolute discretion, provided that in such event the Company shall, as liquidated damages or severance pay, or both, pay the Employee an amount equal to the Employee's then Monthly Compensation (as defined in Section 4(a) hereof) multiplied by six (6) (the "Termination Formula");

                  (c) By the Employee: (i) upon any material violation of any material provision of this Agreement by the Company, which violation remains unremedied for a period of thirty (30) days after written notice of the same is delivered to the Company by the Employee; and (ii) upon any material change in the responsibilities of the Employee, without the Employee's prior consent; provided that, in such event the Company shall, as liquidated damages or severance pay, or both, pay to the Employee an amount equal to the Employee's Monthly Compensation multiplied by the Termination Formula.

         Nothing set forth in this section shall: (i) require the Employee in the event of termination pursuant to Subsections 9(b) or 9(c) above to mitigate damages during the period in which the Employee is receiving payment thereunder (the "Severance Period"); or (ii) entitle the Company to offset the amounts owed by the Company to the Employee pursuant to Subsections 9(b) or 9(c) by any income or compensation received by the Employee from sources other than the Company during such Severance Period. In addition, the Company shall not be entitled to withhold or otherwise offset any amounts payable to the Employee under Subsections 9(b) or 9(c) above in response to an alleged violation by the Employee of any of the obligations which are imposed under this Agreement and survive termination hereof until such time as a court of competent jurisdiction or other appropriate governing body has rendered judgment or otherwise made a determination with respect to whether such violation has occurred.

         10. Non-Solicitation. During the Period of Employment (including any Renewal Period) and for one (1) year thereafter, the Employee shall not: (i) solicit or induce any employee of the Company to terminate his or her employment or otherwise leave the Company's employ or hire any such employee (unless the Board of Directors shall have authorized such employment and the Company shall have consented thereto in writing, which consent shall not be unreasonably withheld); or (ii) contact or solicit any clients or customers of the Company, either as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or agent of any other person, person, corporation, business organization or other entity.

         11. Non-Competition. During the Period of Employment (including any Renewal Period) and for six (6) months thereafter, the Employee shall not, anywhere in North America, directly or indirectly, individually or as a member of any partnership or joint venture, or as an officer, director, stockholder, employee or agent of any other person, firm, corporation, business organization or other entity, participate in, engage in, solicit or have any financial or other interest in any activity or any business or other enterprise in any field which at the time of termination is competitive with the business or is in substantially the same business as the Company or any affiliate, subsidiary or division thereof (unless the Board of Directors shall have authorized such activity and the Company shall have consented to in writing, which consent shall not be unreasonably withheld), as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or agent of any other person, firm, corporation, business organization or other entity; provided, however, that nothing contained herein shall be construed to prevent the employee from investing in Permitted Investments.

         12. Confidential Information. The parties hereto recognize that it is fundamental to the business and operation of the Company, its affiliates, subsidiaries and divisions to preserve the specialized knowledge, trade secrets, and confidential information of the foregoing concerning the fields of advertising, marketing and interactive solutions. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience through the activities undertaken by the Company, its affiliates, subsidiaries and divisions thereof. The disclosure of any of such information and the knowledge thereof on the part of competitors would be beneficial to such competitors and detrimental to the Company, its affiliates, subsidiaries and divisions thereof, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, concepts, ideas, process developments (whether or not patentable), customer and client agreements, vendor and supplier agreements and similar items or technologies. By reason of his being an employee of the Company, in the course of his employment, the Employee has or shall have access to, and has obtained or shall obtain, specialized knowledge, trade secrets and confidential information such as that described herein about the business and operation of the Company, its affiliates, subsidiaries and divisions thereof. Therefore, the Employee hereby agrees as follows, recognizing and acknowledging that the Company is relying on the following in entering into this Agreement:

                  (a) The Employee hereby sells, transfers and assigns to the Company, or to any person or entity designated by the Company, any and all right, title and interest of the Employee in and to all creations, designs, inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee solely or jointly, in whole or in part, during or before the term hereof (commencing with the date of the Employee's employment with the Company) which: (i) relate to methods, apparatus, designs, products, processes or devices created, promoted, marketed, distributed, sold, leased, used, developed, relied upon or otherwise provided by the Company or any affiliate, subsidiary or division thereof; or (ii) otherwise relate to or pertain to the business, operations or affairs of the Company or any affiliate, subsidiary or division thereof. Whether during the Period of Employment or thereafter, the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file, enforce and prosecute the patent applications to any of the foregoing and, as to copyrightable material, to obtain cop right thereon; and

                  (b) Notwithstanding any earlier termination, during the Period of Employment (including any Renewal Period) and for a period of one (1) year thereafter, the Employee shall, except as otherwise required by or compelled by law, keep secret and retain in strict confidence, and shall not use, disclose to others, or publish any information, other than information which is in the public domain or becomes publicly available through no wrongful act on the part of the Employee, which information shall be deemed not to be confidential information, relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof, including but not limited to confidential information concerning the design and marketing practices, pricing practices, costs, profit margins, products, methods, guidelines, procedures, engineering designs and standards, design specifications, analytical techniques, technical information, customer, client, vendor or supplier information, employee information, and any and all other confidential information acquired by him in the course of his past or future services for the Company or any affiliate, subsidiary or division thereof. The Employee shall hold as the Company's property all notes, memoranda, books, records, papers, letters, formulas and other data and all copies thereof and therefrom in any way relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof, whether made by him or otherwise coming into his possession. Upon termination of his employment or upon the demand of the Company, at any time, the Employee shall deliver the same to the Company within twenty-four (24) hours of such termination or demand.

         12. Reasonableness of Restrictions. The Employee hereby agrees that the restrictions in this Agreement, including without limitation, those relating to the duration of the provisions hereof and the territory to which such restrictions apply, are necessary and fundamental to the protection of the business and operation of the Company, its affiliates, subsidiaries and divisions thereof, and are reasonable and valid.

         13. Reformation of Certain Provisions. In the event that a court of competent jurisdiction determines that the non-competition or the confidentiality provisions hereof are unreasonably broad or otherwise unenforceable because of the length of their respective terms or the breadth of their territorial scope, of for any other reason, the parties hereto agree that such court may reform the terms and/or scope of such covenants so that the same are reasonable and, as reformed, shall be enforceable.

         14. Remedies. Subject to Section 15 below, in the event of a breach of any of the provisions of this Agreement, the non-breaching party shall provide written notice of such breach to the breaching party. The breaching party shall have thirty (30) days after receipt of such notice in which to cure its breach. If, on thirty-first (31st)

day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party thereafter shall be entitled to seek damages. It is acknowledged that this Agreement is of a unique nature and of extraordinary value and of such a character that a breach hereof by the Employee shall result in irreparable damage and injury to the Company for which the Company may not have any adequate remedy at law. Therefore, if, on the thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party shall also be entitled to seek a decree of specific performances against the breaching party, or such other relief by way of restraining order, injunction or otherwise as may be appropriate to ensure compliance with this Agreement. The remedies provided by this section are non-exclusive and the pursuit of such remedies shall not in any way limit any other remedy available to the parties with respect to this Agreement, including, without limitation, any remedy available at law or equity with respect to any anticipatory or threatened breach of the provisions hereof.

         15. Certain Provisions; Specific Performance. In the event of a breach by the Employee of the non-competition or confidentiality provisions hereof, such breach shall not be subject to the cure provision of Section 14 above and the Company shall be entitled to seek immediate injunctive relief and a decree of specific performance against the Employee. Such remedy is non-exclusive and shall be in addition to any other remedy to which the Company or any affiliate, subsidiary or division thereof may be entitled.

         16. Consolidation; Merger; Sale of Assets. Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination, provided that, the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint venture, or other entity and this Agreement shall continue in full force and effect and shall entitle the Employee and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

         17. Survival. Sections 10 through 15 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of this Agreement by its terms or otherwise).

         18. Severability. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable.
Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         19. Entire Agreement; Amendment. This Agreement contains the entire agreement between the Company and the Employee with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing, executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

         20. Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via first class mail as follows:

                  a)   To the Company :       THINK New Ideas, Inc.
                                              45 West 36th Street, 12th Floor
                                              New York, New York 10018
                                              Attention: Melvin Epstein
                                              Chief Financial Officer

                  b)  To the Employee:

                  c)  With an additional copy
                      by like means to:       Akin, Gump, Strauss, Hauer & Feld
                                              1333 New Hampshire Ave., N.W.
                                              Washington, D.C. 20036
                                              Attn: Victoria A. Baylin, Esq.

and/or to such other persons and addresses as any party hereto shall have specified in writing to the other.

         21. Assignability. This Agreement shall not be assignable by the Employee, but shall be binding upon and shall inure to the benefit of his heirs, executors, administrators and legal representatives. This Agreement shall be assignable by the Company to any affiliate, subsidiary or division thereof and to any successor in interest.

         22. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         23. Waiver and Further Agreement. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         24. Headings of No Effect. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                           THINK NEW IDEAS, INC.

                                           By:__________________________________
                                              Ron Bloom, Chief Executive Officer

                                           THE EMPLOYEE

                                           By:__________________________________






                                                                  EXHIBIT 3.1(b)


                             PARTNERSHIP AGREEMENT

          This Agreement is made on March 1, 1999, by James Hartley and Paul Ashcraft, referred to in this Agreement as "Partners," to evidence the terms of their partnership which commenced in 1991.

1. ASSOCIATION; PURPOSE. The Partners have formed a general partnership under the California Uniform Partnership Act for the purpose of providing marketing services, including without limitation, website design and marketing, and to do all things reasonably incidential to or in furtherance of these enumerated purposes.

2.   NAME. The Partnership name is "Envision Group."

3. TERM. The Partnership shall continue until dissolved by unanimous agreement of the Partners or until dissolved by operation of law.

4. PRINCIPAL OFFICE. The Partnership's principal office and principal place of business is at 970 West 190th Street, Suite 890, Torrance, California 90502. The Partnership shall maintain any other place or places of business agreed upon by both Partners.

5. PARTNERSHIP INTERESTS. Each Partner has a fifty percent (50%) ownership interests in the Partnership. No other interests in the Partnership may be granted and no additional partners may be admitted to the Partnership without the unanimous written consent of both Partners.

6.   CAPITAL  WITHDRAWALS.   No  Partner  shall  withdraw  any  portion  of  the
     Partnership capital without the other Partner's express written consent.

7. PROFITS AND LOSSES. The Partners shall share equally in Partnership net profits and shall bear Partnership losses equally.

8. BOOKS OF ACCOUNT. Partnership books of account shall be accurately kept and shall include records of all Partnership income, expenses, assets, and liabilities. Each Partner shall have the right to inspect the Partnership books at any time.

9. TIME DEVOTED TO PARTNERSHIP. The Partners shall devote such time and attention to the Partnership business as all Partners shall deem reasonable or necessary for the furtherance of the Partnership business.

10. MANAGEMENT AND AUTHORITY. Subject to Section 11 below, each Partner has authority to bind the Partnership in making contracts and incurring obligations in the Partnership name or on its credit. Each Partner has equal voting rights with respect to all Partnership matters.

11. TRANSACTIONS REQUIRING UNANIMOUS CONSENT. The Partners shall not have the authority to cause the Partnership to engage in the following transactions without the unanimous written consent of both Partners:

          (a) The merger or consolidation of the Partnership with any other entity;

          (b) The sale, exchange or other disposition of all, or substantially all, of the Partnership's assets.

12. DISSOLUTION. The Partnership may be dissolved by written agreement of the Partners. Upon dissolution, the Partnership affairs shall by wound up, the Partnership assets liquidated its debts paid, and the surplus divided among the Partners according to their then net worths in the Partnership business. Dissolution of the Partnership shall be in accordance with the California Uniform Partnership Act.

          IN WITNESS WHEREOF, the Partners have executed this Agreement as of the date first shown above.


/s/ James Hartley
-----------------
  James Hartley

/s/ Paul Ashcraft
-----------------
 Paul Ashcraft